                            [ARTHUR ANDERSEN LLP]

                                                                EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Household International, Inc.:


As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 1996, included in this annual report on Form 10-K of Household International, Inc. for the year ended December 31, 1995, into the Company's previously filed Registration Statements No. 2-86383, No. 33-21343, No. 2-97495, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, and No.
333-00397 on Form S-8 and Registration Statements No. 33-50619, No. 33-56599, No. 33-57249 and No. 333-1025 on Form S-3.


ARTHUR ANDERSEN LLP


Chicago, Illinois
March 27, 1996